UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 11(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 21, 2017

TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)

NEW YORK	0-10592	14-1630287
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)

(518) 377-3311
(Registrant’s Telephone Number,
Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TrustCo Bank Corp NY

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2010 TrustCo Bank Corp NY Equity Incentive Plan (the “Equity Incentive Plan”)

On March 21, 2017, the Board of Directors of TrustCo Bank Corp NY (the “Company”) approved an amendment and restatement of the Amended and Restated 2010 TrustCo Bank Corp NY Equity Incentive Plan (the “Equity Incentive Plan”).

The principal change to the Equity Incentive Plan was to add a provision prohibiting the automatic vesting of awards made after January 1, 2017 under the Equity Incentive Plan solely upon a change-in-control (as such term is defined in the Equity Incentive Plan). Rather, subject to certain exceptions and other provisions of the Equity Incentive Plan, including the provision described below, if a participant is terminated by the Company or a subsidiary without cause within 24 months after a change-in-control, all unvested outstanding awards held by such participant that were granted after January 1, 2017 will vest 100%, all options will become immediately exercisable, the restrictions applicable to restricted stock will immediately terminate, and all other awards, including SARs and restricted stock units, will immediately fully vest and be paid out. Performance units and performance shares will immediately fully vest, be settled and paid out without proration on or immediately following termination based upon the extent to which performance goals during the applicable performance period have been met up to the date of the change-in-control, the extent to which performance goals during the performance period have been met up to the date of termination or at target, whichever provides the greatest value to the participant.

The amendments to the Equity Incentive Plan also included provisions intended to clarify the authority of the Company’s Board of Directors or Compensation Committee to adjust awards under the Equity Incentive Plan in the event of certain corporate events, which are defined to include a merger or consolidation involving the Company in which the Company is not the surviving corporation; a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Company common stock receive securities of another corporation and/or other property, including cash; a change in control as such term in defined in the Equity Incentive Plan, or the reorganization or liquidation of the Company. In the event of any of the foregoing, the Board of Directors or the Compensation Committee may provide that (1) awards under the Equity Incentive Plan be assumed or substituted in connection with the corporate event; (2) that the vesting of any such awards be accelerated, subject to the consummation of the corporate event; and (3) that any or all vested and/or unvested awards be cancelled as of the consummation of the corporate event in exchange for consideration as provided under the Equity Incentive Plan.

The foregoing is a summary of the amendments to the Equity Incentive Plan and is not a complete description. The descriptions of such amendments to the Equity Incentive Plan contained herein are qualified in their entirety by reference to the full text of the plan attached to this report as Exhibit 10(a), which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10(a)	Amended and Restated 2010 TrustCo Bank Corp NY Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 21, 2017

TrustCo Bank Corp NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Senior Vice President and
Chief Financial Officer

Exhibits Index

The following exhibits are filed herewith:

Exhibit No.	Description

10(a)	Amended and Restated 2010 TrustCo Bank Corp NY Equity Incentive Plan